Exhibit 10.44

HCI Managerial Services (Pty) Ltd

Suite 801

76 Regent Road

Sea Point

8005

Montauk Renewables, Inc.

680 Andersen Drive

Foster Plaza 10, 5th Floor, Suite 580

Pittsburgh, PA 15220

Dear Sirs:

LETTER OF APPOINTMENT FOR THE PROVISION OF ADMINISTRATIVE SERVICES

TO MONTAUK RENEWABLES, INC. (“LETTER OF APPOINTMENT”)

This Letter of Appointment serves to confirm the appointment of HCI Managerial Services Proprietary Limited (Registration No. 1996/017874/07) (“the Administrator”) by Montauk Renewables, Inc., a corporation incorporated in the State of Delaware, United States of America (“the Company”), to provide the services described in this Letter of Appointment. The Administrator wishes to accept such appointment on the terms contained in this Letter of Appointment.

For purposes of this Letter of Appointment, “Parties” means the parties to the agreement constituted by this Letter of Appointment and “Party” means either one of them. The headings of the clauses in this Letter of Appointment are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Letter of Appointment nor any clause hereof.

Appointment

1.	The Company hereby appoints the Administrator to provide the Services (as such term is defined below) with effect from [•] January 2021.

2.	The Administrator hereby accepts the appointment.

Duties of the Administrator

3.	The Administrator shall:

3.1.	provide company secretarial services required to ensure that the Company maintains its secondary listing on the Johannesburg Stock Exchange (“JSE”), including but not limited to:

3.1.1.

distributing all documents, notices and records and/or other information to the stockholders who hold their shares on the JSE register, to the extent required in relation to the Company, which shall include assistance with the preparation of Stock Exchange News Service (“SENS”) announcements to be published by the Company from time to time;

3.1.2.

providing such data and assistance as may be required by the Company’s external auditors from time to time so that all statutory returns as may be required of the Company are correctly completed and timely filed;

3.1.3.

liaising with the Company’s sponsor in relation to the preparation of the requisite SENS announcements to be published from time to time as well as any filings required to be made in terms of the JSE Listings Requirements;

3.2.	ensure the safe-keeping of all original documentation as may be reasonably required for the purpose of the performance of its obligations under this Letter of Appointment;

3.3.	assisting with the preparation of the Headline Earnings Per Share Reconciliation report that will be filed quarterly by the Company together with its periodic reports,

(collectively, the “Services”).

4.

The Company may request the Administrator to provide additional services not already included in the list of Services from time to time (the “Additional Services”). If the Administrator agrees to provide the Additional Services, the provision of the Additional Services shall be subject to the terms and conditions of this Letter of Appointment, save that the remuneration payable for such Additional Services shall be as agreed upon by the Company and the Administrator.

5.

During the continuance of its appointment under this Letter of Appointment, the Administrator shall have the full power, authority and right to do or cause to be done on behalf of the Company any and all things necessary, convenient or incidental to the provision of the Services and the performance of the other duties and obligations of the Administrator under this Letter of Appointment.

6.	The Administrator shall:

6.1.	fulfil its obligations in terms of this Letter of Appointment in good faith and act in the interest of the Company at all times;

6.2.

act diligently and devote such time, attention, care, skill and have all necessary, competent, efficient, appropriately qualified and experienced personnel and equipment as may be required to enable it to properly and efficiently perform its obligations under this Letter of Appointment;

6.3.	observe and comply with the JSE Listings Requirements and other South African legislation for the time being in force and applicable to the Company, of which the Administrator is aware; and

6.4.	observe and comply with all instructions and directions given to the Administrator from time to time by or on behalf of the Company.

Remuneration

7.

As remuneration for the Services rendered by the Administrator, the Administrator shall be entitled to a monthly fee of R20,000.00 (twenty thousand Rand) (plus VAT thereon) (the “Fee”). The Fee shall escalate at the South African annual inflation rate as published by the South African Reserve Bank in January of each year.

8.

Unless otherwise agreed to by the Company and the Administrator in writing, the Company shall pay the Administrator within 30 (thirty) days of the Company receiving an invoice or a statement of account from the Administrator.

9.

The Administrator is not entitled to any remuneration or indemnity in respect of the performance of its duties under this Letter of Appointment, save as expressly provided for in this Letter of Appointment.

Expenses and disbursements

10.

The Company will, on written demand from the Administrator, reimburse the Administrator for all expenses (including any irrecoverable VAT thereon), paid by the Administrator on behalf of the Company in the performance of the Services and approved by the Company in writing.

11.

The Company shall not be liable for any expenses and disbursements incurred by the Administrator, which are not incurred on behalf of the Company in the course of performing the Services in terms of this Letter of Appointment.

Value Added Tax

12.

Any costs, expenses, charges or other amounts payable under this Letter of Appointment shall be paid together with any VAT applicable to such amount subject to prior delivery to the payer of an appropriate VAT invoice.

Duration of appointment

13.	This Letter of Appointment shall commence on [•] January 2021 and continue indefinitely until terminated in accordance with this clause.

14.	The Company and/or the Administrator may terminate this Letter of Appointment upon 3 (three) months prior written notice from one Party to the other Party.

Governing law and jurisdiction

15.	This Letter of Appointment will in all respects be governed by and construed in accordance with the laws of South Africa.

16.

Either Party shall be entitled to institute all or any proceedings against the other Party in connection with this Letter of Appointment in the High Court of South Africa, Western Cape Division, Cape Town and each Party hereby consents to and submits to the (non-exclusive) jurisdiction of that court or any successor court.

Whole agreement

17.

This Letter of Appointment constitutes the whole agreement between the Parties in relation to the subject matter thereof and no Party shall accordingly be bound by any undertaking, representation or warranty not recorded therein.

Execution

18.	This Letter of Appointment:

18.1.

may be executed in separate counterparts, none of which need contain the signatures of all of the Parties, each of which shall be deemed to be an original and all of which taken together constitute one agreement;

18.2.

shall be valid and binding upon the Parties thereto, notwithstanding that one or more of the Parties may sign an email copy thereof and whether or not such fax copy contains the signature of any other Party.

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For:	MONTAUK RENEWABLES, INC.

Signature:
who warrants that he / she is duly authorised thereto
Name:
Date:
Place:

For:	HCI MANAGERIAL SERVICES PROPRIETARY LIMITED

Signature:
who warrants that he / she is duly authorised thereto
Name:
Date:
Place: